Exhibit 10.2
EXECUTION VERSION

SECOND AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT

This SECOND AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of March 27, 2024, is entered into by and among the following parties:
(i)ROCKFORD ARS, LLC, as Seller;
(ii)WOLVERINE WORLD WIDE, INC. (“Wolverine”), as initial Master Servicer;
(iii)BANK OF AMERICA, N.A. (“BofA”), as a Purchaser; and
(iv)WELLS FARGO BANK, N.A. (“Wells”), as Administrative Agent and as a Purchaser.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.The Seller, the Master Servicer, BofA and Wells have entered into a Receivables Purchase Agreement, dated as of December 7, 2022 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).
B.The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.
NOW THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:
SECTION 1. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.
SECTION 2. Representations and Warranties of the Seller and the Master Servicer. The Seller and the Master Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:
(a)Representations and Warranties. The representations and warranties made by it in the Receivables Purchase Agreement and each of the other Transaction Documents to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.

(b)Power and Authority; Due Authorization. It (i) has all necessary corporate or limited liability company power and authority, as applicable to (A) execute and deliver this Amendment and (B) perform its obligations under this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, the execution and delivery of this Amendment and the performance of, and the consummation of the transactions provided for in, this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents to which it is a party.
(c)No Conflict or Violation. The execution and delivery of this Amendment by it and the performance of the transactions contemplated by this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents and the fulfillment of the terms of this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Amendment, the Receivables Purchase Agreement (as amended by this Amendment) and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect..
(d)No Event of Termination. No Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from this Amendment or the transactions contemplated hereby.
(e)Capital Coverage Deficit. No Capital Coverage Deficit exists or would exist after giving effect to this Amendment or the transactions contemplated hereby.
(f)Termination Date. The Termination Date has not occurred.
SECTION 3. Effect of Amendment; Ratification. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, and all references in any other Transaction Document to “the Receivables Purchase Agreement”, “thereof”, “therein”, or in each case words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the
2

Receivables Purchase Agreement other than as set forth herein.    The Receivables Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.
SECTION 4. Effectiveness. This Amendment shall become effective as of the date hereof, subject to the conditions precedent that the Administrative Agent shall have received each of the following:
(a)counterparts to this Amendment executed by each of the parties hereto; and
(b)a pro-forma Monthly Report, prepared assuming this Amendment and the transactions contemplated hereby were in full force and effect as of the date of such preparation.
SECTION 5. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 6. Transaction Document. This Amendment shall each be a “Transaction Document” for purposes of the Receivables Purchase Agreement and each other Transaction Document.
SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by electronic means shall be equally effective as delivery of an originally executed counterpart. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Transaction Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 8. GOVERNING LAW AND JURISDICTION.
(a)THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

(b)EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE SELLER AND THE MASTER SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE SELLER, THE MASTER SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE SELLER AND THE MASTER SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
SECTION 9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT.
SECTION 10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ROCKFORD ARS, LLC

/s/ Jennifer J. Miller
Name: Jennifer J. Miller Title: Director

WOLVERINE WORLD WIDE, INC., as the Master Servicer

/s/ Michael D. Stornant
Name: Michael D. Stornant Title: Executive Vice President, Chief Financial Officer, and Treasurer

WELLS FARGO BANK, N.A.,
as Administrative Agent

/s/ Taylor Cloud
Name: Taylor Cloud Title: Director

WELLS FARGO BANK, N.A.,
as a Purchaser

/s/ Taylor Cloud
Name: Taylor Cloud Title: Director

BANK OF AMERICA, N.A.,
as a Purchaser

/s/ Ross Glynn
Name: Ross Glynn Title: Senior Vice President

EXHIBIT A
Amendments to Receivables Purchase Agreement

(Attached)

EXECUTION VERSION
EXHIBIT A TO AMENDMENT NO. 2, DATED March 27, 2024

RECEIVABLES PURCHASE AGREEMENT

Dated as of December 7, 2022
by and among

ROCKFORD ARS, LLC,
as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Purchasers,
WELLS FARGO BANK, N.A.,
as Administrative Agent,
and
WOLVERINE WORLD WIDE, INC.,
as initial Master Servicer

other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Deemed Collections” has the meaning set forth in Section 4.01(d).
“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the sum of (A) the aggregate sales generated by the Originators during the last four (4) months ending on such Cut-Off Date, plus (B) if the Calculated Weighted Average Payment Term at such time exceeds 60 days, the product of (x) the ratio of (I) the Calculated Weighted Average Payment Terms minus sixty (60), divided by (II) thirty (30), times (y) the aggregate sales generated by the Originators during the Calculation Period that is five (5) months prior to such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.
“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Pool Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring four (4) months prior to the Calculation Period ending on such Cut-Off Date.
“Defaulted Receivable” means a Receivable:
(a)as to which the Obligor thereof has suffered an Insolvency Proceeding;
(b)which, consistent with the Credit and Collection Policy, should be written off as uncollectible;
(c)that has been written off the applicable Originator’s or the Seller’s books as uncollectible; or
(d)as to which any payment, or part thereof, remains unpaid for 121 days or more from the original due date for such payment.
“Delinquency Ratio” means, as of any Cut-Off Date, a percentage equal to (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at such time, divided by (b) the aggregate Outstanding Balance of all Pool Receivables at such time.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.
“Dilution” has the meaning set forth in Section 4.01(d).
“Dilution Horizon Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Originators during the last two (2) months ending on such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Master Servicer and the Originators, to the extent such audit or exam

“Dynamic Reserve” means the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve.
“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Eligible Assignee” means (i) any Purchaser or any of its Affiliates, (ii) any Person managed by a Purchaser or any of its Affiliates and (iii) any other financial institution.
“Eligible Receivable” means, at any time of determination, a Pool Receivable:
(a)the Obligor of which (i) is not a Sanctioned Person, (ii) is not an Affiliate of any Wolverine Party, (iii) is domiciled in the United States of America or an Approved Foreign Jurisdiction, (iv) is not a Governmental Authority, (v) is not a natural person and (vi) is not a supplier to any Originator or an Affiliate of any Originator;
(b)which is not (i) a Delinquent Receivable, (ii) a Defaulted Receivable, (iii) an Unreported Foreign Receivable or (iv) owing from an Obligor as to which more than 35% of the aggregate Outstanding Balance of all Billed Receivables owing from such Obligor are either Delinquent Receivables or Defaulted Receivables;
(c)which is due within 150 days of the original invoice date therefor;
(d)which (i) if a U.S. Originator Receivable, is an “account” or a “payment intangible” as defined in section 9-102 of the UCC of all applicable jurisdictions and is not evidenced by “chattel paper”, “promissory notes” or other “instruments” as defined in section 9-102 of the UCC of all applicable jurisdictions, (ii) if a Canadian Originator Receivable, is an “account” as defined in any applicable PPSA, and which is not evidenced by an “instrument” or “chattel paper” as defined in any applicable PPSA, (iii) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC of any applicable jurisdiction), (iv) has not arisen from an agreement regulated by consumer credit legislation of any kind, (v) is not an Unbilled Receivable, (vi) the related goods or merchandise has been delivered and/or services fully performed and (vii) is not payable in installments;
(e)which is denominated and payable only in an Approved Currency;
(f)which is payable to a Lock-Box or Collection Account located in (i) if a U.S. Originator Receivable, the United States and (ii) if a Canadian Originator Receivable, any province or territory of Canada;
(g)which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or

“Second Amendment Date” means March 27, 2024.
“Secured Parties” means each Purchaser Party, each Seller Indemnified Party and each Affected Person.
“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.
“Security Interest” has the meaning ascribed thereto in Article 9 of the UCC.
“Seller” has the meaning specified in the preamble to this Agreement.
“Seller Collateral” has the meaning set forth in Section 3.09(a).
“Seller Guaranty” has the meaning set forth in Section 3.01.
“Seller Indemnified Amounts” has the meaning set forth in Section 13.01(a).
“Seller Indemnified Party” has the meaning set forth in Section 13.01(a).
“Seller Obligation Final Due Date” means the date that is the earlier of (i) one hundred and fifty (150) days following the Scheduled Termination Date and (ii) one hundred and fifty (150) days following the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01.
“Seller Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to any Purchaser Party, Seller Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all obligations of the Seller in respect of the Seller Guaranty and the payment of all Capital, Yield, Fees and other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Seller (in each case whether or not allowed as a claim in such proceeding).
“Seller’s Net Worth” means, at any time of determination, an amount equal to (i) the Outstanding Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Yield at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Seller Obligations at such time.
“Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.
“Unmatured Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.
“Unreported Foreign Obligor” means, at any time, any Obligor that is domiciled in either Argentina or Paraguay.
“Unreported Foreign Receivable” means any Receivable, the Obligor of which is an Unreported Foreign Obligor.
“Unsold Receivables” means, at any time, all Pool Receivables that are not then Sold Receivables.
“U.S.” means the United States of America.
“U.S. Collection Account” means each account listed on Schedule II hereto (in each case, in the name of the Seller) and maintained at a bank or other financial institution acting as a U.S. Collection Account Bank pursuant to a U.S. Control Agreement for the purpose of receiving Collections.
“U.S. Collection Account Bank” means, at any time, any bank at which a U.S. Collection Account or U.S. Lock-Box is maintained.
“U.S. Control Agreement” means an agreement, in form reasonably acceptable to the Administrative Agent, in which a U.S. Collection Account Bank agrees to take instructions from the Administrative Agent, either directly or as assignee of Seller, with respect to the disposition of funds in a U.S. Collection Account without further consent of any applicable Wolverine Party.
“U.S. Dollar Equivalent” means, on any date on which a determination thereof is to be made, with respect to (a) any amount denominated in U.S. Dollars, such amount and (b) any amount denominated in an Alternative Currency, the U.S. Dollar equivalent of such amount of such Alternative Currency determined by reference to the Spot Rate determined as of such determination date.
“U.S. Dollars” and “$” each mean the lawful currency of the United States of America.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lock-Box” means each locked postal box with respect to which a U.S. Collection Account Bank has executed a U.S. Control Agreement pursuant to which it has been granted and obligations of the Master Servicer pursuant to the terms hereof, (ii) the Master Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrative Agent and each Purchaser shall have the right to look solely to the Master Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Master Servicer hereunder by giving notice of its desire to terminate such agreement to the Master Servicer (and the Master Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Purchasers shall have consented in writing in advance to such delegation.
(e)Notwithstanding anything else contained in this Agreement or any other Transaction Document: (i) the Master Servicer or any Sub-Servicer shall not (and shall have no authority to) contract for, or conclude contracts in the name of, the Seller, the Administrative Agent or any other Secured Party in connection with any Receivables (including, without limitation, compromising or modifying the Receivables) in Canada; (ii) to the extent any duties or obligations of the Master Servicer involve or require the Master Servicer to contract for, or conclude a contract in the name of the Seller, the Administrative Agent or any other Secured Party, such servicing responsibility shall be fulfilled solely by an affiliate of the Master Servicer that is not resident in Canada and does not have a permanent establishment in Canada for purposes of the Income Tax Act (Canada) (and not by the Master Servicer) and such affiliate is authorized to take such action, but only from a place of business outside of Canada, and to the extent that any duties or obligations of any Sub-Servicer involve or require the Sub-Servicer to contract for, or conclude a contract in the name of the Seller, the Administrative Agent or any other Secured Party, such servicing responsibilities shall be fulfilled only from a place of business outside of Canada; and (iii) Servicer shall not, directly or indirectly, assign, delegate or subcontract any servicing responsibility under this Agreement to any person which is resident in Canada or has a permanent establishment in Canada for purposes of the Income Tax Act (Canada), except upon written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Seller or the Administrative Agent, and in any event, any such assignee, delegate or sub-contractor may only carry out any servicing responsibility that involves or requires the assignee, delegate or sub-contractor to contract for, or conclude a contract in the name of the Seller, the Administrative Agent or any other Secured Party from a place of business outside Canada and shall not, in any manner whatsoever, carry out any such assigned, delegated or sub-contracted responsibility in Canada.
(f)Notwithstanding anything to the contrary herein or in any other Transaction Document, on and after the Second Amendment Date the Unreported Foreign Receivables shall (i) be excluded from the calculations of each of the following items for each Calculation Period on and after the Second Amendment Date as well as for each of the twelve (12) Calculation Periods ending prior to the Second Amendment Date (x) “Adjusted Dilution Ratio,” “Calculated Weighted Average Payment Terms,” “Capital Coverage Amount,” “Computed Weighted Average Payment Term,” “Concentration Coverage Percentage,” “Concentration Percentage,” “Currency Reserve Amount,” “Days Sales Outstanding,” “Default Horizon Ratio,” “Default Ratio,” “Delinquency Ratio,” “Dilution Horizon Ratio,” “Dilution Ratio,” “Dilution Reserve,” “Dilution Volatility Component,” “Dynamic Reserve,” Excess Concentration,” “Loss Reserve,” “Net Pool Balance,” “Obligor Percentage,” “Required Reserve,” “Reserve Floor,” “Servicing Fee,” “Servicing Reserve,” “Weighted Average Payment

Term Adjuster” and “Yield Reserve” (y) any components of the calculations and terms described in clause (x) above and (z) each other item required to be reported on for purposes of any Monthly Report or Weekly Report, in each case, for all purposes of this Agreement and the other Transaction Documents and (ii) constitute a portion of the Seller Collateral for all purposes of this Agreement and the other Transaction Documents.
SECTION 9.02. Duties of the Master Servicer.
(a)The Master Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Master Servicer shall set aside, for the accounts of each Purchaser, the amount of Collections to which each such Purchaser is entitled in accordance with Article IV hereof. The Master Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Master Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Termination has occurred and is continuing, the Master Servicer may take such action only upon the prior written consent of the Administrative Agent. The Seller shall deliver to the Master Servicer and the Master Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Purchaser), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Termination has occurred and is continuing, the Administrative Agent may direct the Master Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.
(b)The Master Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Master Servicer shall deliver to the Seller all books, records and related materials that the Seller previously provided to the Master Servicer, or that have been obtained by the Master Servicer, in connection with this Agreement.
SECTION 9.03. Collection Account Arrangements. On or prior to the Closing Date, the Seller shall have entered into Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Termination, the Administrative Agent may (with the consent of the Majority Purchasers) and shall (upon the direction of the Majority Purchasers) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Control Agreements to do any or all of the following: (a) to have

Servicer, and no successor Master Servicer reasonably satisfactory to the Administrative Agent shall have been appointed;
(b)any representation or warranty made or deemed made by any Wolverine Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Wolverine Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed made or delivered;
(c)the Seller or the Master Servicer shall fail to deliver a Monthly Report or Weekly Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;
(d)this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Pool Receivables or any other Sold Assets or Seller Collateral, free and clear of any Adverse Claim;
(e)(i) any Wolverine Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (ii) any Insolvency Proceeding shall be instituted by or against the Seller; (iii) or any Insolvency Proceeding shall be instituted by or against any other Wolverine Party and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iv) any Wolverine Party shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;
(f)as of the end of any Calculation Period, (i) the average of the Delinquency Ratios for the three Calculation Periods then most recently ended shall exceed 15.00%, (ii) the average of the Default Ratios for the three Calculation Periods then most recently ended shall exceed 5.00% or (iii) the average of the Dilution Ratios for the three Calculation Periods then most recently ended shall exceed 15.00%;
(g)a Change in Control shall occur;
(h)a Capital Coverage Deficit shall occur, and shall not have been cured within two (2) Business Days;
(i)(i) the Seller shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after